                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding the restatement of the financial statements for the year ended December 31, 1996, dated February 25, 1998, which appears in the 1997 PictureTel Corporation Annual Report on Form 10-K, on our audits of the consolidated financial statements of PictureTel Corporation as of December 31, 1997 and 1996 and for each of the three year in the period ended December 31, 1997. We also consent to the incorporation by reference of such report to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 14(a) of PictureTel Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule.



                                                     PricewaterhouseCoopers LLP
                                                     --------------------------
                                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
November 10, 1998